Subscription Agreement to subscribe for Class RA Interests in Make a Difference Ventures II Limited Partnership

Legal Name of Purchaser

Number of Class RA Interests Subscribed for

Price of Class RA Interests Subscribed for

PAYMENT DETAILS

Please complete the following ACH payment details in order to automatically transfer money into the escrow account:

Account Number:

Routing Number:

Form of Subscription Agreement

MAKE A DIFFERENCE VENTURES II LIMITED PARTNERSHIP

MAKE A DIFFERENCE VENTURES II LIMITED PARTNERSHIP

414 Church Street, Suite 308

Sandpoint, Idaho 83864

Ladies and Gentlemen:

1.Subscription.  The person named on the front of this subscription agreement (the “Purchaser”) (this “Subscription Agreement”), intending to be legally bound, hereby irrevocably agrees to purchase from Make a Difference Ventures II Limited Partnership (the “Partnership”), the number of Class RA Limited Partnership Interests (the “Class RA Interests”) set forth on the front of this Subscription Agreement at a purchase price of $25.00 (USD) per Class RA Interest and on the terms and conditions of the First Amended and Restated Partnership Agreement governing the Partnership, as the same may be amended and restated from time to time (the “LP Agreement”), a copy of which the Purchaser has received and read.

This subscription is submitted by the Purchaser in accordance with and subject to the terms and conditions described in this Subscription Agreement, relating to the exempt offering by the Partnership of up to 3,000,000 Class RA Interest for maximum aggregate gross proceeds of $75,000,000 (the “Offering”), unless further Class RA Interest are issued by the Partnership in accordance with the terms of the LP Agreement.

Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, the Partnership agrees to issue and sell the Class RA Interest to the Purchaser on the date the Offering is closed (the “Closing”) for the aggregate purchase price set forth on the front page hereto (the “Subscription Price”).

2.Payment.  Concurrent with the execution hereof, the Purchaser authorizes (i) ____________________ a registered broker-dealer, member FINRA and SIPC (the “Escrow Agent”) as escrow agent for the Partnership, to request the Subscription Price from the Purchaser’s bank (details of which are set out in the “Payment Details” section above) or (ii) the transfer of funds in an amount equal to the Subscription Price from the Purchaser’s bank account into the escrow account.   The Partnership shall cause the Escrow Agent to maintain all such funds for the Purchaser’s benefit in a segregated non-interest-bearing account in the name of North Capital Private Securities Corporation, or its successor, until the earliest to occur of: (i) the Closing, (ii) the rejection of such subscription or (iii) the termination of the Offering as set forth in Section 3.1.

3.Termination of Offering or Rejection of Subscription.

3.1.In the event that the Partnership does not effect a Closing, this Offering shall terminate upon the earlier of: (a) the date which is one year from the Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC”), which period may be extended for an additional six (6) months by Make a Difference Ventures GP, LLC, a Delaware limited liability company, the managing member of the Partnership (the “General Partner”) in its sole discretion, or (b) the date that the Offering is terminated by the General Partner in its sole discretion.  Upon termination of the Offering, the Partnership will cause its payment services provider or the Escrow Agent, as applicable, to refund promptly the Subscription Price paid by the Purchaser, without deduction, offset or interest accrued thereon and this Subscription Agreement shall thereafter be of no further force or effect.

3.2.The Purchaser understands and agrees that the General Partner, in its sole discretion, reserves the right to accept or reject this or any other subscription for Class RA Interest, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription.  If the General Partner rejects a subscription, either in whole or in part (which decision is in its sole discretion), the Partnership shall cause its payment services provider or the Escrow Agent, as applicable, to return promptly the rejected Subscription Price or the rejected portion thereof to the Purchaser without deduction, offset or interest accrued thereon. If this subscription is rejected in whole this Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

4.Acceptance of Subscription.  At the Closing, if the General Partner accepts this subscription in whole or in part, the Partnership shall execute and deliver to the Purchaser a counterpart executed copy of this Subscription Agreement and cause the Escrow Agent to release the Subscription Price (or applicable portion thereof if such subscription is only accepted in part) to the Partnership (less any Offering Expenses as defined in the Offering Circular).  The Partnership shall have no obligation hereunder until the Partnership shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement, and until the Purchaser shall have executed and delivered to the General Partner this Subscription Agreement and a substitute Form W-9 (if applicable) and shall have deposited the Purchase Price in accordance with this Agreement.  The Purchaser understands and agrees that this subscription is made subject to the condition that the Class RA Interest to be issued and delivered on account of this subscription will be issued only in the name of and delivered only to the Purchaser.  Effective upon the Partnership’s execution of this Subscription Agreement, the Purchaser shall be a member of the Partnership, and the Purchaser agrees to adhere to and be bound by, the terms and conditions of the LP Agreement as if the Purchaser were a party to it (and grants to the General Partner the power of attorney described therein).

5.Representations and Warranties, Acknowledgments, and Agreements.  The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Partnership and the General Partner as follows:

(a) The Purchaser is aware that an investment in the Class RA Interest involves a significant degree of risk, and has received the Partnership’s Offering Circular (the “Offering Circular”), which contains, in particular, the “Risk Factors” section therein.  The Purchaser understands that the Partnership is subject to all the risks applicable to early-stage companies, whether or not set forth in such “Risk Factors”. The Purchaser acknowledges that no representations or warranties have been made to it or to its advisors or representatives with respect to the business or prospects of the Partnership or its financial condition.

(b) The offering and sale of the Class RA Interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the Class RA Interest is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, including, without limitation, the Purchaser qualification (“Purchaser Qualification and Attestation”) immediately following the signature page of this Subscription Agreement.  The Purchaser is purchasing the Class RA

Interest for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

(c) The Purchaser, as set forth in the Purchaser Certification attached hereto, as of the date hereof is a “qualified purchaser” as that term is defined in Regulation A (a “Qualified Purchaser”).  The Purchaser agrees to promptly provide the General Partner, the Broker (as defined on the first page hereto) and their respective agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of the Purchaser.

(d) The Purchaser acknowledges that the Purchaser’s responses to the Purchaser qualification questions posed and reflected in the Purchaser Qualification and Attestation, are complete and accurate as of the date hereof.

(e) The Purchaser acknowledges that neither the SEC nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the Offering of the Class RA Interest.

(f) In evaluating the suitability of an investment in the Class RA Interest, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular, the LP Agreement and this Subscription Agreement.

(g) Except as previously disclosed in writing to the Partnership, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and, in turn, to be paid to its selected dealers, and in all instances the Purchaser shall be solely liable for any such fees and shall indemnify the Partnership with respect thereto pursuant to paragraph 6 of this Subscription Agreement.

(h) The Purchaser, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular to evaluate the merits and risks of an investment in the Class RA Interest and the Partnership and to make an informed investment decision with respect thereto.

(i) The Purchaser is not relying on the Partnership, the General Partner, the Broker or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Class RA Interest, other than with respect to the opinion of legality of legal counsel provided at Exhibit 12.1 to the Offering Circular, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with its purchase of the Class RA Interest.

(j) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser's affiliates is required for the execution of this Subscription Agreement or the performance of the Purchaser's obligations hereunder, including, without limitation, the purchase of the Class RA Interest by the Purchaser.

(k) The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Class RA Interest for an indefinite period of time.

(l) The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the Class RA Interest, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Class RA Interest, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Partnership, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(m) Any power of attorney of the Purchaser granted in favor of the General Partner contained in the LP Agreement has been executed by the Purchaser in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

(N) The Purchaser has provided a properly completed IRS Form W-8BEN, W-8BEN-E, W-8IMY, W-8EXP or W-8ECI (each, a foreign person certificate) or W-9 (a U.S. person certificate), as appropriate (the “Withholding Certificate”). If the Purchaser has provided a W-8IMY, the Purchaser represents, warrants and agrees that it will provide properly completed and executed withholding certificates for its beneficial owners, as well as a withholding statement prepared in accordance with the instructions to the W-8IMY (which such withholding statement shall describe, among other things, how items of income shall be allocated among such beneficial owners). The Purchaser represents, warrants and agrees that the Withholding Certificate is true and correct as of the date thereof, will be true and correct as of the date and/or dates of the acceptance of this subscription and, as of each such date, does not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading. The Purchaser shall (a) promptly inform the General Partner of any change in such information and (b) furnish to the Partnership a new properly completed and executed W-9 or appropriate W-8 (and any accompanying required documentation), as applicable, as may be requested from time to time by the General Partner and as may be required under the IRS instructions to such forms, the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any applicable Treasury Regulations. The Purchaser shall cooperate with the General Partner at the General Partner’s request to maintain appropriate records and provide for withholding amounts, if any, relating to the Purchaser’s Interest in the Partnership, or otherwise as the General Partner deems reasonably necessary for the conduct of the Partnership’s affairs, to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Partnership receives payments and/or for the Partnership to comply with any applicable reporting regimes. In the event that the

Purchaser fails to provide such information, form, disclosure, certification or documentation regarding United States tax withholding, the General Partner and the Partnership each may pursue all remedies at their disposal including, without limitation, compulsory withdrawal from the Partnership or transfer of the Interest in accordance with the LP Agreement. Further, the General Partner, the Partnership and their respective direct or indirect partners, members, managers, officers, directors, employees, agents, service providers and their Affiliates shall have no obligation or liability to the Purchaser with respect to any United States tax matters or obligations that may be assessed against the Purchaser or its beneficial owners. The Purchaser expressly acknowledges that such tax forms and withholding information may be provided to any withholding agent that has control, receipt or custody of the income of which the Purchaser is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Purchaser is the beneficial owner.

(o) The Purchaser agrees that it will provide to the General Partner and the Partnership, upon request, such information, documents, certificates, representations and other documentary evidence as may be necessary to comply with the reporting and withholding requirements under applicable Foreign Account Reporting Regimes. For purposes of this Section, “Foreign Account Reporting Regimes” means (i) the Foreign Account Tax Compliance Act provisions enacted as part of the Hiring Incentives to Restore Employment Act and codified in Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), (ii) the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard and any associated guidance, (iii) any intergovernmental agreement entered into by the United States and a foreign jurisdiction to implement the information reporting requirements imposed by clauses (i) and (ii) and any local law implementing any such agreement, and (iv) all rules, regulations, and other guidance that give effect to the matters outlined in the clauses (i), (ii), and (iii). The Purchaser acknowledges that, if the Purchaser is an intermediary or a flow-through entity, the Purchaser may be required to provide such U.S. tax information regarding its partners, beneficiaries or owners, as the case may be. The Purchaser further agrees that it will notify the General Partner promptly, and in any event within 30 days, of any material changes in the information or status previously reported to the General Partner or the Partnership in connection with the foregoing, including without limitation a change of address, a change of legal or tax residence or citizenship or, if the Purchaser is an entity that is not a United States person as defined in Section 7701(a)(30) of the Code. The Purchaser further acknowledges, understands and agrees that pursuant to the requirements of FATCA and in order to avoid withholding taxes imposed thereby, the Purchaser will provide all information that the General Partner may reasonably request to (i) determine the Purchaser’s status under FATCA, including whether the Purchaser is a foreign financial institution (an “FFI”) or a nonfinancial foreign entity (an “NFFE”) as such terms are defined under FATCA, (ii) if it is an FFI, establish to the satisfaction of the General Partner that the Purchaser has entered into, and is maintaining an FFI Agreement in compliance with Section 1471 of the Code or is otherwise exempt from the reporting requirements of such Section and, (iii) if it is an NFFE, certify that the Purchaser has no “substantial United States owners,” disclose all information that the Partnership is required to obtain pursuant to FATCA regarding such substantial United States owners or adequately show that they are otherwise exempt from the withholding requirements of Section 1472 of the Code. The Purchaser acknowledges that, under FATCA, the Partnership may be required to withhold 30% of any United States source payments to the Purchaser, including not only items of income and gain, but also gross proceeds, if the Purchaser does not provide sufficient information and otherwise comply with the requirements of the FATCA regime. The Purchaser further agrees to provide information and otherwise cooperate with the General Partner to the extent necessary for the General Partner and the Partnership to comply with any other tax withholding and information reporting requirements that may be applicable.

(p) If the Purchaser has utilized a purchaser representative, the Purchaser has previously given the Partnership notice in writing of such fact, specifying that such representative would be acting as the Purchaser’s “purchaser representative” as defined in Rule 501(h) of Regulation D under the 1933 Act.

(q). The Purchaser is not acquiring the Interest with a view to realizing any benefits under U.S. federal income tax laws, and no representations have been made to the Purchaser that any such benefits will be available as a result of the Purchaser’s acquisition, ownership or disposition of the Interest. The Purchaser acknowledges and agrees that it has consulted with, and relied solely upon, its own accountant or tax advisor in connection with its decision to purchase the Interest.

(r) The Purchaser has not borrowed and does not intend to borrow any portion of its contribution to the Partnership, either directly or indirectly, from the Partnership, the General Partner or any affiliate of the foregoing.

(s) If the Purchaser is a partnership, a limited liability company treated as a partnership for U.S. federal income tax purposes, a grantor trust (within the meaning of Sections 671-679 of the Code or an S corporation (within the meaning of Section 1361 of the Code) (each a “flow through entity”), the Subscriber represents and warrants that:

(1) no person or entity will own, directly or indirectly through one or more flow-through entities, an interest in the Purchaser such that more than 70% of the value of such person’s or entity’s interest in the Purchaser is attributable to the Purchaser’s investment in the Partnership, or

(2) if one or more persons or entities will own, directly or indirectly through one or more flow-through entities, an interest in the Purchaser such that more than 70% of the value of such person’s or entity’s interest in the Purchaser is attributable to the Purchaser’s investment in the Partnership, neither the Purchaser nor any such person or entity has or had any intent or purpose to cause such person (or persons) or entity (or entities) to invest in the Partnership indirectly through the Purchaser in order to enable the Partnership to qualify for the 100-partner safe harbor under United States Treasury Regulations §1.7704-1(h).

If the Purchaser is an entity disregarded as separate from its owner for U.S. federal income tax purposes (a “Disregarded Entity”) and the first direct or indirect beneficial owner of the Purchaser that is not a Disregarded Entity (the “Purchaser’s Owner”) is a flow-through entity, the Purchaser represents and warrants that the representations in this Section 2.20 would be true if all references to “the Purchaser” were replaced with “the Purchaser’s Owner.” If the Purchaser is unable to make either of such representations, the Purchaser hereby agrees to provide the General Partner, prior to the effective date of the purchase of the Interest, with evidence (including opinions of counsel, if requested) satisfactory in form and substance to the General Partner relating to the status of the Partnership under Section 7704 of the Code.

(t) If the Purchaser is a natural person, such person acknowledges receipt of the notice attached hereto as Exhibit D regarding privacy of financial information under the U.S. Federal Trade Commission privacy rule, 18 C.F.R. Part 313 (the “Privacy Rule”), and agrees that the Interests are a financial product that the Purchaser has requested and authorized. In accordance with Section 4 and Section 14 of the Privacy Rule, the Purchaser acknowledges and agrees that the Partnership may disclose nonpublic personal information of the Purchaser to the Partnership’s accountants, attorneys and other service providers as necessary to effect, administer and enforce the Partnership and its Partners’ rights and obligations.

(u) If the undersigned is acting as nominee or custodian for another person, entity or organization in connection with the Interest, the undersigned has so indicated on its signature page hereto. The representations and warranties contained in this Section regarding the Purchaser are true and accurate with regard to the person, entity or other organization for which the undersigned is acting as nominee or custodian. Without limiting the generality of the foregoing, the representations and warranties regarding the status of the Purchaser in Exhibit B are true with respect to, and accurately describe, the person, entity or organization for which the undersigned is acting as nominee or custodian.

(v) The Purchaser hereby acknowledges that the Partnership seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that, to the best of the Purchaser’s knowledge based upon appropriate diligence and investigation:

(i) None of the cash or property that the Purchaser has paid, will pay or will contribute to the Partnership has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and

(ii) No contribution or payment by the Purchaser to the Partnership, to the extent that they are within the Purchaser’s control, shall cause the Partnership or the General Partner to be in violation of any anti-money laundering laws, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 and the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(w) The undersigned represents and warrants that:

(i) the undersigned is not a person or enterprise engaged in “racketeering activity” within the meaning of the U.S. Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. § 1961-1968, nor was the purchase or the sale of the Interest made or being made by the undersigned on behalf of, or as agent for, any such person or enterprise;

(ii) any contribution or payment to the Partnership by the undersigned was not derived from, or related to, any activity that is deemed criminal under United States law; and

(iii) no contribution or payment to the Partnership by the undersigned shall (to the extent that such matters are within the undersigned’s control) cause the Partnership or the General Partner to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(x) The undersigned represents and warrants that the undersigned:

(i) is not a “shell bank” (as that term is defined in the USA Patriot Act of 2001 or regulations published thereunder);

(ii) does not appear on any government lists, including the Office of Foreign Assets Control list, of known or suspected terrorists; and

(iii) is not a senior foreign political figure.

(y) The undersigned agrees to promptly notify the General Partner if any of the foregoing representations shall cease to be true and accurate with respect to the undersigned. The undersigned hereby agrees to provide to the General Partner any additional information regarding the undersigned reasonably requested by the General Partner to enable the General Partner to ensure that the General Partner and the Partnership comply with all applicable laws concerning money laundering and similar activities.

(z) The Purchaser agrees to provide to the General Partner any additional information regarding the Purchaser that the General Partner deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. (g) The Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the General Partner may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to segregation and/or redemption of the Purchaser’s investment in the Partnership.

(aa) The Purchaser further understands that the Partnership or General Partner may release confidential information about the Purchaser and, if applicable, any underlying beneficial owners, to proper authorities if the General Partner, in its sole discretion, determines that it is in the best interests of the Partnership in light of relevant rules and regulations.

(bb) The Purchaser understands and acknowledges that its investment in the Partnership shall be subject to the terms and conditions of this Agreement and the LP Agreement in such final forms as shall be executed by the parties thereto and as the same may be amended from time to time in accordance with their respective terms.

(cc)  The Purchaser acknowledges that the subscription for the Interest contained herein may be reduced or rejected by the Partnership, in its sole discretion, at any time prior to the Closing Date.

(dd) Neither (i) the Purchaser, (ii) any of the Purchaser’s directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Partnership’s voting equity interests (in accordance with Rule 506(d) of Regulation D under the 1933 Act) held by the Purchaser (each a “Covered Person”) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) of Regulation D under the 1933 Act (“Disqualification Events”). The Purchaser agrees to provide the Partnership with any information that the Partnership or General Partner may reasonably request in order to determine whether a Disqualification Event has occurred with respect to a Covered Person, including, without limitation, filings with and records of courts and regulators. The Purchaser agrees to promptly notify the General Partner if a Disqualification Event occurs with respect to any Covered Person. The Purchaser further agrees that if any Disqualification Event occurs with respect to any Covered Person, if any Covered Person would otherwise have the right to vote more than twenty percent (20%) of the Partnership’s outstanding voting equity interests, notwithstanding anything to the contrary in the LP Agreement, the voting rights with respect to the Partnership held by the Covered Person will be limited to 19.9% of the Partnership’s outstanding voting equity interests unless and until the Partnership determines otherwise in its sole discretion. Further, upon being notified of the occurrence of a Disqualification Event with respect to any Covered Person, the General Partner and the Partnership may, in their sole discretion, take any action either determines necessary or advisable in connection with compliance with applicable regulations, including, without limitation, requiring the transfer of all or a portion of the Purchaser’s Interest.

(ee) Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Partnership is true, complete and accurate and may be relied upon by the General Partner, the Partnership and the Broker, in particular, in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering.  The Purchaser further represents and warrants that it will notify and supply corrective information to the Partnership immediately upon the occurrence of any change therein occurring prior to the Partnership’s issuance of the Class RA Interest.

(ff) The Purchaser is not, nor is it acting on behalf of, a “benefit plan Purchaser” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan Purchaser described in the Plan Asset Regulation, a “Benefit Plan Purchaser”).  For the avoidance of doubt, the term Benefit Plan Purchaser includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Purchaser’s investment in such entity.

(gg) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

(hh) Within five (5) days after receipt of a written request from the General Partner, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Partnership is subject.

(hh) THE CLASS RA INTERESTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE CLASS A INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE OPERATING AGREEMENT.  THE CLASS A INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(ii) The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Partnership in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Partnership may not accept any amounts from a prospective Purchaser if such prospective Purchaser cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Partnership should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Partnership may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Partnership may also be required to report such action and to disclose the Purchaser’s identity to OFAC.  The Purchaser further acknowledges that the Partnership may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Partnership reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Partnership or any of the Partnership’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(jj) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure.   A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(hh) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Partnership that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(ii) Each of the representations and warranties of the parties hereto set forth in this Section 5 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

6.Indemnification.  The Purchaser agrees to indemnify and hold harmless the Partnership, the General Partner and their respective officers, directors, employees, agents, members, partners, control persons and affiliates (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.  Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

7.Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

8.Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Class RA Interest shall be made only in accordance with all applicable laws and the LP Agreement.  Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

10.Applicable Law and Jurisdiction.  This Subscription Agreement and the rights and obligations of the Purchaser arising out of or in connection with this Subscription Agreement, the LP Agreement and the Offering Circular shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflict of laws. The Purchaser (i) irrevocably submits to the non-exclusive jurisdiction and venue of the State of Idaho in any action arising out of this Subscription Agreement, the LP Agreement and the Offering Circular and (ii) consents to the service of process by mail.  Notwithstanding any of the foregoing to the contrary, the Partnership acknowledges for the avoidance of doubt that this Section 10 shall not apply to claims arising under the Securities Act and the Exchange Act, and by agreeing to the provisions of this Section 10, the Purchaser will not be deemed to have waived compliance with US federal securities laws and the rules and regulations promulgated thereunder. The agreement to arbitrate does not apply to claims under the federal securities laws

11.Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

12.Miscellaneous.

12.1Sections regarding Addresses and Notices, and Further Action of the LP Agreement are deemed incorporated into this Subscription Agreement.

12.2This Subscription Agreement, together with the LP Agreement, constitutes the entire agreement between the Purchaser and the Partnership with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

12.3The covenants, agreements, representations and warranties of the Partnership and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Class RA Interest, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

12.4Except to the extent otherwise described in the Offering Circular, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

12.5This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document or other electronic signature), but all of which shall together constitute one and the same instrument.

12.6Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

12.7Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

12.8Words and expressions which are used but not defined in this Subscription Agreement shall have the meanings given to them in the LP Agreement.

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

MAKE A DIFFERENCE VENTURES II LIMITED PARTNERSHIP

Class RA LIMITED PARTNERSHIP INTERESTS

The Purchaser hereby elects to subscribe under the Subscription Agreement for the number and price of the Class RA Interest stated on the front page of this Subscription Agreement and executes the Subscription Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)

Signature of Purchaser(s)

Date

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity

By	Name: Title:

Date

Accepted:

Make a Difference Ventures II Limited Partnership

By: Make a Difference Ventures GP, its General Partner

Name of Authorized Officer

Signature of Authorized Officer

Date

Purchaser Qualification and Attestation

Purchaser Information

First Name

Last Name

Date of Birth

Address

Phone Number

E-mail Address

Check Box:

(a)

I am an “accredited Purchaser”, and have checked the appropriate box on the attached Certificate of Accredited Purchaser Status indicating the basis of such accredited Purchaser status, which Certificate of Accredited Purchaser Status is true and correct; or

(b)

The amount set forth on the first page of this Subscription Agreement, together with any previous investments in securities pursuant to this Offering, does not exceed 10% of the greater of my net worth[1] or annual income.

1 In calculating your net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability.

Are you or anyone in your immediate household associated with a FINRA member, organization, or the SEC (Y / N)

If yes, provide name of FINRA institution

Are you or anyone in your household or immediate family a 10% shareholder, officer, or member of the board of directors of a publicly traded company? (Y / N)

If yes, please list ticker symbols of the publicly traded Partnership(s)

Social Security #:

Attestation

I understand that an investment in private securities is very risky, that I may lose all of my invested capital that it is an illiquid investment with no short term exit, and for which an ownership transfer is restricted.

The undersigned Purchaser acknowledges that the Partnership will be relying upon the information provided by the Purchaser in this Questionnaire. If such representations shall cease to be true and accurate in any respect, the undersigned shall give immediate notice of such fact to the Partnership.

Signature(s) of Purchaser(s)

Date

MAKE A DIFFERENCE VENTURES II LIMITED PARTNERSHIP

Notice Regarding Privacy of Financial Information

Pursuant to the Gramm-Leach-Bliley Act, Public Law No. 106-102, and the rule issued by the Federal Trade Commission regarding the Privacy of Consumer Financial Information, 16 C.F.R. Part 313, institutions that provide certain financial products or services to individuals to be used for personal, family or household purposes are required to provide written notices to their customers regarding disclosure of nonpublic personal information. This notice is being provided to you to comply with this requirement.

We understand that it is our obligation to maintain the confidentiality of information with regard to our investors. As a consequence, we do not disclose any nonpublic personal information about our investors or former investors to anyone other than our affiliates and service providers, except as permitted by law. However, in order to conduct accurately and efficiently the Partnership’s investment program, we must collect and maintain certain nonpublic information about you and the Partnership’s other investors.

We collect, and may disclose to our affiliates and service providers (e.g., our attorneys, accountants, entities that assist us with the distribution of stock to our investors and placement agents for future fundraising activities) on a “need to know” basis certain nonpublic personal information about you from the following sources:

Information we receive from you as set forth in your subscription agreement, investor questionnaire or similar forms, such as your name, address and social security or tax identification number; and

Information about your transactions with us, our affiliates and service providers, or others, such as your participation in our Partnership, your capital account balance, contributions and distributions and, in the case of an investor that is an individual retirement account, information with regard to such account.

We restrict access to nonpublic personal information about you to those employees who need to know that information to provide services to the Partnership and its investors. We maintain physical, electronic and procedural safeguards to guard your nonpublic personal information. In addition, we will continue to assess new technology for protecting information with regard to our investors. If we have your consent, we may also share your personal information with entities other than our affiliates and service providers. In connection with fundraising efforts for future partnerships, we may disclose information about existing investors to one or more placement agents for use in marketing efforts, including communication with prospective future investors. The policy may change from time to time, but you can always review our current policy by asking us for a copy. Should you have any questions regarding the above, please feel free to contact Steve Youngdahl at steve@MAD.energy.